SECURITIES  AND  EXCHANGE  COMMISSION
                            Washington,  D.C.  20549

                                   FORM  8-K

                                CURRENT  REPORT

                   Pursuant  to  Section  13  or  15(d)  of
                   the  Securities  Exchange  Act  of  1934

Date  of  Report  (Date  of  earliest  event  reported)     DECEMBER  22,  1998
                                                            -------------------

                        NORTHERN  STATES  POWER  COMPANY
                        --------------------------------
          (Exact  name  of  registrant  as  specified  in  its  charter)


                                    MINNESOTA
                                    ---------
               (State  or  other  jurisdiction  of  incorporation)


               1-3034                                             41-0448030
          ----------------                                      -------------
       (Commission  File  Number)            (IRS Employer  Identification  No.)


 414  NICOLLET  MALL,  MPLS,  MN                                        55401
 -------------------------------                                        -----
(Address  of  principal  executive  offices)                         (Zip  Code)


Registrant's  telephone  number,  including  area  code            612-330-5500
                                                                    ------------

     (Former  name  or  former  address,  if  changed  since  last  report)

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ITEM  5.          OTHER  EVENTS
--------          -------------

     On December 22, 1998, NSP's subsidiary, NRG Energy, Inc. (NRG), sold one-half of its 50 percent interest in Enfield Energy Centre Ltd. (EECL) to an affiliate of El Paso International for approximately $26.2 million, resulting in an after-tax gain to NRG of approximately $16.6 million. This gain will increase NSP's fourth quarter earnings by approximately 11 cents per share. NRG continues to hold a 25 percent interest in EECL.
Other  details  are  contained  in  the  news release attached as Exhibit 99.01.

ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS
--------          ------------------------------------

(c)    EXHIBITS

Exhibit
  No.                    Description
-----                    -----------

 99.01                    December  28,  1998  News  Release  from  NRG

                          SIGNATURES
                          ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Northern  States  Power  Company
                                                (a  Minnesota  Corporation)



                                                By          /s/
                                                     -------------------
                                                     John  P.  Moore,  Jr.
                                                     Corporate  Secretary

Dated:    December  29,  1998
          -------------------
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